EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned, being Officers and Directors of Clayton Williams Energy, Inc. (the “Company”), a Delaware corporation, do hereby constitute and appoint Mel G. Riggs and L. Paul Latham, or either of them, with full power of substitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things in his name in the capacities indicated which Mel G. Riggs and L. Paul Latham, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including specifically, but not limited to, the power and authority to sign such Form 10-K, any and all amendments thereto and any other forms or documents related to such Form 10-K which are required under federal securities laws; and we do hereby ratify and confirm all that Mel G. Riggs and L. Paul Latham, or either of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts and each such counterpart shall be considered an original hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 1st day of March 2004.

/s/ Clayton W. Williams
Clayton W. Williams, Chairman of the Board, President, Chief Executive Officer and Director

/s/ L. Paul Latham
L. Paul Latham, Executive Vice President, Chief Operating Officer and Director

/s/ Mel G. Riggs
Mel G. Riggs, Senior Vice President, Chief Financial Officer and Director

/s/ / Stanley S. Beard
Stanley S. Beard, Director

/s/ Davis L. Ford

Davis L. Ford, Director

/s/ Robert L. Parker

Robert L. Parker, Director

/s/ Jordan R. Smith
Jordan R. Smith, Director